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                                                                    EXHIBIT 10.5


                         CD-ROM DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made and entered into as of September 14, 1996 by and between Brilliant Digital Entertainment, Inc. (hereinafter "BII"), a Delaware corporation having an address for purposes of this Agreement at 6355 Topanga Canyon Boulevard, Suite 513, Woodland Hills, California, 91367 and Packard Bell NEC, Inc. (hereinafter "PB"), a Delaware corporation, having an address for purposes of this Agreement at One Packard Bell Way, Sacramento, California 95828.

                                  WITNESSETH:

     WHEREAS, BII is the owner of all U.S. and foreign copyrights and other proprietary rights in the computer multipath movie program, "Cyberswine";

     WHEREAS, BII intends to develop additional multipath movie programs from time to time and may elect to provide such multipath movie programs to PB (together with Cyberswine and to the extent provided by BII to PB, the "Multipath Movies");

     WHEREAS, each Multipath Movie only becomes operational when downloaded from BII's Internet site to computers running CD-ROMS containing BII's proprietary multi-media run time player, graphics libraries, sound libraries and user interfaces (each a "Run Time CD-Rom");

     WHEREAS, Multipath Movies are compatible with PB Multi-Media computers containing sound and video graphics capability and shipped with 28.8 or faster modems ("PB Computers") running Run Time CD-ROMs; and

     WHEREAS, PB wishes to obtain the nonexclusive right and license to offer Run Time CD-ROMs for Multipath Movies in conjunction with the offering of, and in order to promote increased sales of, its PB Computers; and

     WHEREAS, PB intends to market and promote BII's Internet site so that purchasers of PB Computers may purchase Multipath Movies on-line from BII's Internet site;

     NOW, THEREFORE, the parties agree as follows:

                                  SECTION 1.

                                  DEFINITIONS

     For the purposes of this Agreement, the definitions set forth below shall apply to the respective capitalized terms:

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     1.1    "END USER DOCUMENTATION."  The documentation to be furnished hereunder by BII. End User Documentation shall consist of human-readable statements and information required by the end-user customers of PB for the operation of the Run Time Code as part of a Product.

     1.2 "FUNCTIONAL SPECIFICATION." The specifications for the Run Time Code set forth in Exhibit "A" attached hereto and any future version thereof provided by BII and agreed to by PB.

     1.3 "PB DOCUMENTATION." A derivative work of the End User Documentation prepared by PB by editing, reorganizing, and expanding the BII Documentation into the format and trade dress deemed appropriate by PB and approved by BII in the exercise of its reasonable discretion, for purposes of marketing the Product.

     1.4    "PRODUCT."  Each Multipath Movie provided by BII which consists of
(i) a combination of Run Time Code, as delivered by BII on each individual Golden Master CD-Rom, and PB Documentation, conforming to the Functional Specifications, to be copied and distributed by PB, under a sublicense, to PB's end user customers purchasing a PB Computer, and (ii) the additional information downloaded from BII's Internet site by end users purchasing same for each such Multipath Movie.

     1.5 "RUN TIME CODE." The computer programming code, in object code (i.e., machine-readable) form only for Run Time CD-ROMs, to be furnished by BII hereunder on individual Golden Master CD-ROMs for each Multipath Movie, which complies with the Functional Specifications set forth in Exhibit "A" attached hereto.

                                  SECTION 2.

                                DELIVERY BY BII

     2.1 BII shall, during 1997, deliver one copy of the Run Time Code for Cyberswine or other title to PB on a Golden Master CD-Rom and one copy of the End User Documentation for Cyberswine to PB on floppy disk.

     2.2 PB shall notify BII in writing at least CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of the time it intends to reconfigure the hard drive of any model of PB Computers, in order to allow BII, at its option, sufficient lead time to provide a substitute Multipath Movie Golden Master CD-Rom for use in lieu of the previously delivered Multipath Movie. Although BII has no obligation to substitute a different or enhanced Multipath Movie for any Multipath Movie then being marketed, BII may, prior to the date of such reconfiguration, deliver to PB a new Golden Master CD-Rom and End User Documentation

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which will contain either an enhanced version of a previously released Multipath
Movie or a new Multipath Movie containing new content.

                                  SECTION 3.

                            END USER DOCUMENTATION

     PB shall, CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of receipt of the Run Time Code and End User Documentation for each Multipath Movie or enhancement thereof, provide to BII a final draft of the PB Documentation and packaging material for BII's review and approval. BII shall review the PB Documentation for technical accuracy and overall style and to assure BII has been provided with prominent credit as the developer and producer of each such Multipath Movie and CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, report to PB in writing, any perceived inaccuracies and concerns over style and credits and recommend corrections. PB shall incorporate into the PB Documentation and packaging material any recommended corrections necessary to ensure technical accuracy and to satisfy BII's concerns over style and credit.

                                  SECTION 4.

                      DEVELOPMENT, TESTING AND ACCEPTANCE

     4.1 PB shall at all times provide BII with priority access to pre-release versions of PB Computers, and all user and developer documentation therefor on PB's standard alpha test terms and conditions to allow BII reasonable time in which to ensure that all Run Time CD Roms will be compatible with and executable on the all PB Computers.

     4.2 PB shall, promptly upon delivery to PB of each Multipath Movie Golden Master CD-Rom, conduct an acceptance test for the purpose of confirming that the Run Time CD-Rom can be successfully installed and executed on PB Computers. BII shall make a reasonable effort to make all necessary modifications required to achieve such confirmation. Additionally, PB shall have the right to not accept any Multipath Movie delivered by BII, if it is determined such Multipath Movie's content is derived from a movie released with an X or NC-17 rating.

     4.3 PB shall accept the Run Time CD-Rom at such time as it determines that it can be successfully installed and executed on the PB Computers. PB shall conduct all acceptance testing on a highest priority basis. When PB makes such determination, it shall execute and furnish to BII a Statement of Acceptance. Failure to reject the Run Time CD-Rom within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION from delivery shall be deemed an acceptance.

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                                  SECTION 5.

                          MARKETING RIGHTS AND DUTIES

     5.1 The Product shall be marketed on a joint logo basis in the trade dress of PB with a byline identifying BII. PB Documentation shall contain the following notice after the title of the Multipath Movie:

     "Copyright Brilliant Digital Entertainment, Inc. 1996, edited and distributed by Packard Bell NEC under license."

     5.2 PB shall furnish to BII, prior to publication or other dissemination, a copy of each version of the Run Time CD-Rom and PB Documentation distributed by PB and representative copies of all other material and publications that use or display the trade name or trademarks of BII, including without limitation all packaging containing the Product and all material relating to BII's Internet site. All such PB Computer packaging shall display the Multipath Movie title in a conspicuous and very prominent manner and shall advertise the Multipath Movie titles in a conspicuous and prominent manner. PB shall make such changes as BII require to ensure proper use of its trademarks and trade name and to avoid any statement that is, in BII's business judgment, inaccurate, objectionable, or misleading. Neither party shall have the right to use the other's trademarks or trade names except in connection with the Product and the promotion and publication thereof.

     5.3 For a period (the "Shipping Period") of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, commencing on the date of issuance of the Statement of Acceptance for the first Multipath Movie Golden Master CD-Rom accepted by PB, PB shall have the nonexclusive right and obligation, at its sole cost and expense, to manufacture and distribute each accepted Multipath Movie Run Time CD-Rom and PB Documentation and market the Products as part of its sale of PB Computers.

     5.4 PB shall, at PB's expense, for the period (the "Marketing Period") commencing prior to the Marketing Period and ending CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION following the last sale by PB of a PB Computer shipped with a Run Time CD Rom, promote BII's Internet site for each Multipath Movie by, among other things, establishing a prominently displayed and advertized hot link from the PB Planet Oasis Internet site and other appropriate PB sites. Such hot link shall be at least as accessible and prominent as any other hot link displayed on such PB sites. PB shall exercise its best efforts to promote and market the Products during the Marketing Period.

     5.5 PB shall further promote each BII Multipath Movie by creating an icon to be displayed on each PB Computer shipped with a Multipath Movie Run Time CD-Rom. Such icon

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shall be easily locatable, conspicuous and prominent and shall be included in
"Navigator" and any replacement therefor adopted by PB. PB shall prominently advertise the Multipath Movies in all consumer advertising and point of sale materials associated with the PB Computers.

     5.6 PB shall CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION "bundle" and distribute each accepted Multipath Movie Run Time CD-Rom and PB Documentation provided by BII in the lesser of (a) 80% of the first seven million four hundred thousand PB Computers sold during the Shipping Period in the Target Territory, or (b) such number as the actual number of PB Computers shipped in the Target Territory during the Shipping Period if CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, provided that all sales to organizations that will not reasonably use the Product, e.g., corporations that purchase the PB Computers primarily for business use, shall not be counted for any purpose under this Agreement. For purposes of this Agreement, "Target Territory" means the following territories: United States of America; Australia; United Kingdom; New Zealand; and South Africa.

     5.7 PB acknowledges, and all PB Documentation shall prominently state, that the Product is only fully operational after additional code is downloaded by the end user from BII's Internet site and that BII may charge end users for access to such additional code. All revenue generated therefrom shall belong exclusively to BII.

                                  SECTION 6.

                       PROTECTION AND SUBLICENSING TERMS

     6.1 PB shall protect the Run Time Code and End User Documentation from unauthorized use, copying, modification, or distribution with at least the same level of effort and security as it has in effect with respect to its own proprietary computer programs. All copies of the Run Time Code (including copies embodied in ROMS), End User Documentation, and derivative works thereof (including the PB Documentation) shall be marked with BII's copyright and other proprietary notice, if any. In addition to the copyright notices, ROMS containing Run Time Code shall be marked with the phrase: "Contains Cyberswine [or title of other Multipath Movie] for use in operation of PB Computers containing this program only. No other copying is authorized. All rights reserved. Brilliant Interactive, Inc.

     6.2 PB shall not reverse-assemble, reverse-compile, or reverse-engineer the Run Time Code.

     6.3 PB shall sublicense the Run Time CDmay -ROMs to its customers on terms that permit the use of each copy of the Run Time Code only in one computer for the customer's internal use. All copying and any transfer or distribution of the Run Time Code by customers shall be prohibited.

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     6.4    The terms of PB's sublicense shall limit product and performance warranties with respect to the Run Time CD Roms to the absence of defects in materials or workmanship. Such sublicense shall contain an express and conspicuous statement that the software loaded on the Run Time CD Roms and the content of the Run Time CD Roms are provided "AS IS", and a conspicuous disclaimer of all other express or implied warranties, including any warranty of merchantability or fitness for a particular purpose.

                                  SECTION 7.

                                    LICENSE

     7.1 BII, subject to the terms of this Agreement, grants to PB and its majority owned and controlled subsidiaries the nonexclusive right and license to copy the Run Time Code to CD-ROMs for shipment with PB Computers and to market and distribute copies of the Run Time Code, as included in the Run Time CD-ROMs, to its customers purchasing PB Computers under a sublicense that complies with the terms and conditions of the Agreement.

     7.2 BII grants to PB a nonexclusive right and license to copy the BII Documentation, to prepare PB Documentation as a derivative work thereof, and to copy and distribute the PB Documentation to its customers purchasing PB Computers.

     7.3 BII grants to PB a nonexclusive right and license to make demonstration and training copies of the Run Time Code for use by PB and its sales force in demonstration and training activities. Each such demonstration and training copy shall be prominently marked with a legend "Demonstration and Training Copy--No Further Transfer or Copying Authorized."

     7.4 No right or license is granted to make or use any copy of any Run Time Code to provide access to any downloadable information other than Cyberswine or other Multipath Movies in the form provided by BII at its Internet site. Absent a separate license agreement signed by PB and BII, PB shall not use the Run Time Code for any such purpose.

                                  SECTION 8.

                                  WARRANTIES

     8.1 BII represents and warrants that BII is either the author of the Run Time Code and End User Documentation or has obtained and currently holds all rights necessary to grant the licenses and rights granted herein.

     8.2 BII represents and warrants that no claim or action relating to the infringement of any copyright, trademark, or other intellectual property right has been made or is pending against BII or any entity from which BII has obtained rights with respect to the Run Time Code and End User Documentation.

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     8.3    BII represents and warrants that the Run Time Code and End User
Documentation shall materially comply with the Functional Specifications and shall be executable on the machines and with the operating systems identified in the Functional Specifications.

     8.4 BII MAKES NO OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     8.5 PB's sole remedy against BII for breach of warranty shall be to request error correction and, if such error correction is not effected so as to correct the error after BII has been provided with reasonable opportunity, which in any event shall not be less than 120 days following written notice delivered by the President of PB to the President of BII describing the error in reasonable detail, to terminate this Agreement.

     8.6 IN NO EVENT SHALL PB BE ENTITLED TO ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OR DAMAGES EXCEEDING THE AMOUNTS THERETOFORE PAID TO BII UNDER THIS AGREEMENT.

     8.7 The foregoing limitations of remedies shall not apply to the enforcement of PB's right to damages or equitable relief for breach of the warranties contained in Sections 8.1 and 8.2 hereof, or to any remedies either party may seek with respect to infringement of its trademarks, trade names, or other intellectual property rights.

                                  SECTION 9.

                                   COPYRIGHT

     9.1 BII shall register its copyright in the Run Time Code and End User Documentation. PB shall register its copyright in the PB Documentation as a derivative work of the End User Documentation. The parties agree to cooperate in the performance of all acts, and the preparation, execution, delivery, and filing of all documentation necessary to effect the foregoing registration.

     9.2 The parties shall, to the extent commercially reasonable under the circumstances, cooperate in the enforcement of all rights in the Run Time Code and Documentation against infringers. Any failure by PB to enforce such rights, within a reasonable time after notification, that results in unauthorized copying and use of the Run Time Code and Documentation by end users, shall give rise to an obligation by PB to pay the fees relating to the downloading of information required to operate the Program from BII's Internet site for each such download made to an unauthorized copy made or used.

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                                  SECTION 10.

                             TERM AND TERMINATION

     10.1 The initial term of this Agreement shall commence upon the effective date of this Agreement and shall continue through the end of the Marketing Period, unless sooner terminated hereunder. This Agreement shall automatically renew for additional terms of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION each, unless and until either party elects to terminate this Agreement upon expiration of the then current term by giving the other party at least one hundred and twenty days' prior written notice.

     10.2 Either party may terminate this Agreement for material default of the other party by providing written notice specifying the nature of the default. Such notice shall be effective 120 days after receipt thereof by the defaulting party, unless, prior to such date, the defaulting party shall have cured the default. If the specified default is cured, such termination shall not take place.

     10.3 In the event of termination of this Agreement, all obligations of BII to PB for maintenance and support shall cease.

     10.4 Termination shall have no effect on sublicenses granted by PB prior to the effective date of such termination.

     10.5 PB shall return or destroy all copies of the Run Time Code, the Golden Masters and End User and PB Documentation in its possession within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION after termination of this Agreement, whether such termination occurs with or without cause.

                                  SECTION 11.

                                INDEMNIFICATION

     11.1 PB agrees to, and does hereby, defend, indemnify, and hold harmless BII from and against any claims based on or arising out of any statements or representations made by PB's sales personnel or placed in the PB Documentation by PB that are not directly and accurately derived from the End User Documentation or the Functional Specifications.

     11.2   The foregoing indemnity is conditioned on the following:

     1.     Prompt written notice of any claim for which indemnity is sought;

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     2.     Cooperation in the defense of any such claim, with each party bearing its own respective costs of such cooperation; and

     3. Prior written approval by the party from whom indemnity is sought of any settlement or offer of settlement, which approval shall not be unreasonably withheld.

                                  SECTION 12.

                                   WARRANTS

     12.1 As additional consideration and inducement to PB to enter into and perform its obligations under this Agreement, BII shall, upon execution and delivery of this Agreement by PB to BII, execute and deliver to PB the Warrant Agreement attached as Exhibit B to this Agreement.

                                  SECTION 13.

                                    GENERAL

     13.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California as they apply to a contract made and performed in such State.

     13.2 Neither party shall be liable for failure to perform any obligation under this Agreement where such failure is due to fire, flood, labor dispute, natural calamity, or acts of the government or if such causes are otherwise beyond the reasonable control of such party; provided, however, that any delay in performance exceeding ninety days shall be grounds for termination by the nondefaulting party.

     13.3 The following procedure will be adhered to in all disputes that arise under this Agreement. A party to this Agreement must notify the other of the nature of the dispute with as much detail as possible about the deficient performance of the other party. The project managers of each party identified below ("Project Managers") shall meet within seven days of the date of the notification to reach an agreement about the nature of the deficiency and the corrective action to be taken by the respective parties. The Project Managers shall produce a report within four days thereafter about the nature of the dispute in detail to their respective management. If the Project Managers are unable to agree on corrective action, the respective managers to whom the Project Managers report or their successors ("Management") shall meet to facilitate an agreement within seven days of the date of the notification. If Management cannot resolve the dispute with a written plan of corrective action within ten days after their initial meeting, or the agreed upon completion dates in the written plan of corrective action are exceeded, either party may then proceed in accordance with its respective rights under this Agreement. The Project Managers are as follows:

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     For BII:    Mark Miller, or any successor designated in writing by BII;

     For PB:     ______________, or any successor designated in writing by PB.

     13.4 If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or contrary to any applicable law or regulation, such provision shall be considered deleted and the remainder of this Agreement shall continue in full force and effect.

     13.5 This Agreement is not assignable or transferrable by operation of law or otherwise by either party without the prior written consent of the other party, except that this Agreement may be assigned to a controlled subsidiary, or to a successor to all or substantially all of the assets and business, of the assigning party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives.


BRILLIANT DIGITAL ENTERTAINMENT, INC.


By:   /s/ Diana Maranon
    --------------------------------

Its:  Secretary
     -------------------------------

Packard Bell NEC, Inc.


By:  /s/ Sam Surloff
    --------------------------------

Its:  General Counsel
     -------------------------------

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                                  EXHIBIT "A"


Functional Specification
- ------------------------

     One Golden Master CD-Rom for each Multipath Movie compatible with an IBM computer running under Windows V3.x and Windows 95 which, once enhanced by download from BII's Internet site, will be capable of performing substantially in accordance with the End User Documentation.